
<ARTICLE>                  5

<PERIOD-TYPE>                                        6-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         SEP-30-1996
<CASH>                                               286,076
<SECURITIES>                                         2,091,722
<RECEIVABLES>                                        195,515
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     24,364<F1>
<PP&E>                                               1,170,561
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                       9,254,384<F2>
<CURRENT-LIABILITIES>                                233,200<F3>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           7,870,287
<TOTAL-LIABILITY-AND-EQUITY>                         9,254,384<F4>
<SALES>                                              0
<TOTAL-REVENUES>                                     177,958<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                     40,355<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   65,239
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         (1,128,315)<F7>
<EPS-PRIMARY>                                        (22.34)
<EPS-DILUTED>                                        0

<F1>Included in current assets is $4,183 of tenant security deposits and$20,181 of other current assets.
<F2>Included in total assets is $5,355,609 of Investments in Local Limited
       Partnerships,  Mortgage escrow deposits $10,416, Bond trusts $70,140,
          Deferred charges, net of amortization $49,981.
<F3>Included in current  liabilities: Accounts  payable to  affiliate  $11,030,
      Accounts payable and accrued expenses $30,451, Current bonds payable $117,975, Accrued interest $68,819, Security deposits $4,925.
<F4>Included in total liabilities and equity is $58,872 of minority interest in the Local Limited Partnership and Bond payable $1,092,025.
<F5>Total revenue includes Rental $104,424, Investment $67,863, Other $5,671.
<F6>Included in Other  Expenses is an adjustment to the provision for valuation of investments in Local Limited Partnerships of $(164,602), General and administrative $81,781, Rental Operations, exclusive of depreciation $55,436, Depreciation $20,364, and Amortization $47,376.
<F7>Net loss reflects:  equity in losses of Local Limited Partnerships of
     $1,201,026,  Minority interest in loss of Local Limited Partnerships $347.

